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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  _________

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                       Date of Report: January 9, 1996

               Date of earliest event reported: January 9, 1996


                            CPC International Inc.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




          Delaware                 1-4199                36-2385545
        -------------------------------------------------------------
        (State or other      (Commission File        (I.R.S. Employer
        jurisdiction of          Number)               identification
        incorporation)                                     Number)



        International Plaza, P.O. Box 8000,
        Englewood Cliffs, New Jersey                       07632-9976
        -------------------------------------------------------------
        (Address of principal executive offices)           (Zip Code)



                                (201) 894-4000
        -------------------------------------------------------------
             (Registrant's telephone number, including area code)


                              Page 1 of 6 pages
                           Exhibit Index on Page 4

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          Item 5.   Other Events
                    ------------

               On January 9, 1996, the Company announced that it will take a pre-tax integration charge of $55 million during the fourth quarter of 1995. A true copy of the press release dated January 9, 1996 is attached as Exhibit 99 hereto.
                                         --
               For the nine months ended September 30, 1995, pro forma for the acquisition of the Kraft Foods, Inc. baking business the Company's ratio of earnings to fixed charges would have been 5.0. This ratio has been computed by dividing income before taxes and fixed charges by fixed charges. Fixed charges consist of gross interest expense on debt and a portion of rental expense deemed to be representative of interest. See Exhibit 12.2.


          Item 7.   Financial Statements and Exhibits
                    ---------------------------------

          (c)  Exhibits.
               Exhibit  99    Reference is made to Item 5 regarding the
                        --    exhibit annexed hereto and made a part
                              hereof.

                      12.2    Statement Regarding Computation of Ratios of
                      ----    Earnings to Fixed Charges.



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                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CPC International Inc.


                                   By     /S/Konrad Schlatter
                                      ---------------------------
                                      Name:  Konrad Schlatter
                                      Title: Senior Vice President
                                             and Chief Financial Officer





          Date:  January 9, 1996





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                                    Exhibit Index
                                    -------------




       Exhibit No.                                         Page Number
       -----------                                         -----------

            99       Press release dated January 9, 1996         5

            12.2     Statement Regarding Computation of          6
                     Ratios of Earnings to Fixed Charges



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